UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

February 17, 2006
(February 13, 2006)
Date of Report
(Date of earliest event reported)

Commission file number: 000-49707

BELLACASA PRODUCTIONS, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	58-2412118
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
237 Cedar Hill Street, Suite 4 Marlboro, MA 01752	01752
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (508) 597-6330

Section 8 - Other Events

Item 8.01 Other Events.

Bellacasa Productions, Inc. (“Bellacasa”) announced that, on February 13, 2006, it received notification from the National Association of Securities Dealers, Inc. (NASD) that the common stock of Bellacasa has been approved for quotation on the NASD’s Over the Counter Bulletin Board under the trading symbol “BCSP.OB.”

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLACASA PRODUCTIONS, INC.

/s/ Edwin A. Reilly
Edwin A. Reilly President and Chief Executive Officer and Acting Chief Financial Officer and Chairman of the Board of Directors

Date: February 17, 2006